Exhibit 99.1

       Stronger Revenue and Margins Boost Renhuang Pharmaceutical's First
                  Quarter 2007 Earnings Well Beyond Projections

       Quarterly Net Income Quadrupled Year Over Year and Exceeded That of
                  Entire Six Month Period May 1 - Oct. 31, 2006


    Highlights:

    -- A record quarterly net income of US$5.50 million, up 35% from US$4.23 million for the 6 month period ending October 31, 2006 and up more than 400% from a year ago quarter at US$1.07 million for the "Old Renhuang"

    -- Quarterly revenues of US$10.6 million, 12% higher than a year ago at US$9.4 million for the "Old Renhuang"

    -- Net profit margin reached 52%, a record high for the Company

    -- Earnings per share were US$0.157 for the quarter versus US$0.121 for the six month period ending October 31, 2006

    HARBIN, China--(BUSINESS WIRE)--March 20, 2007--Renhuang Pharmaceuticals, Inc. (or "the Company", Stock symbol: RHGP.OB), a leading integrated developer, manufacturer and distributor of a broad line of high-quality nutraceutical, natural medicinal and bio-pharmaceutical products in the People's Republic of China (PRC), filed its quarterly report 10Q for the three month period November 1, 2006 - January 31, 2007 and announced the results for the quarter, which is the first quarter of the Company's 2007 fiscal year.

    Key Figures

                    Three Months Ended Three Months Ended
                      Jan. 31, 2007      Jan. 31, 2006    YoY% Change
                                         (Old Renhuang)

Revenue (US$)          $10,567,586        $9,401,684          12%
----------------------------------------------------------------------

Gross Income (US$)     $5,994,650         $4,459,498          34%
----------------------------------------------------------------------

Gross Profit Margin        57%                47%
----------------------------------------------------------------------

Net Income (US$)       $5,495,181         $1,066,355          415%
----------------------------------------------------------------------

Net Profit Margin          52%                11%
----------------------------------------------------------------------

    For the three months ended January 31, 2007, the Company generated a record quarterly net income of US$5.50 million. This is a 35% increase over the total net income of US$4.23 million for the entire six month period ending October 31, 2006 and 415% higher compared to the net income of US$1.07 million for the same quarter of last year. The record results were primarily driven by sales expansion, seasonal strength, and better product mix with more sales of higher margin products. Reduced costs in advertising, research and development also contributed to the year-over-year increase in earnings.

    Net profit margin reached 52% compared to 35% for the six month period from May 1 - October 31, 2006 and 11% for the same quarter of the prior year. It is the highest quarterly net profit margin ever achieved by the Company.

    Basic earnings per common share for the quarter were US$0.157 compared to US$0.121 for the entire six month period ending Oct. 31, 2006. The number of shares issued and outstanding as of the date of the report was 35,000,181.

    The strong sales of US$10.6 million for the quarter represent a 12% increase from the US$9.4 million for the same quarter of the prior year. The sales consist of 51% from Acanthopanax-base products, 18% from Shark Power Health Care products, and 31% from Traditional Medicine products.

    Given the fact that the Company only started the current operations as a public company from May 1, 2006, a financial projection based only on the current and the prior year results may not be a good indication of the Company's future performance. Caution should be exercised when making year over year comparisons as prior year results are for "Old Renhuang" which was a non-public company. The financial comparison and projection will be more indicative after the Company has conducted its current operations for a few more periods.

    "Renhuang Pharmaceuticals delivered record quarterly earnings, driven by seasonal strength, increased sales, and improved product mix," said Renhuang's Chairman and Chief Executive Officer Mr. Li, Shaoming. "Our quarterly net earnings more than quadrupled compared to the prior year quarter and are even substantially higher than the solid results we reported recently for the entire six month period ending October 31, 2006. This is a remarkable achievement of our hard working staff and outstanding management team, especially as we are a young publicly listed company."

    Further commenting on the outlook for the next quarter, Mr. Li said, "We expect the seasonal strength to continue and we are confident in delivering solid results for another quarter."

    Details of the Company's financial data for the quarter ending January 31, 2007 are available in the Company's Quarterly Report 10Q dated and filed with the Securities and Exchange Commission on March 19, 2007.

    About Renhuang Pharmaceuticals, Inc.:

    Renhuang Pharmaceuticals, located in Harbin, Heilongjiang province, in Northeast China, is a leading integrated developer, manufacturer and distributor of a broad line of high-quality nutraceutical, natural medicinal and bio-pharmaceutical products. The Company provides three major product lines including the Acanthopanax-based natural medicinal products, Shark Power Health Care series (a natural marine biology product), and Traditional Medical products, currently representing 51%, 18%, and 31% of total revenues, respectively. Renhuang has a dominant market position in Acanthopanax-derived products, controlling an estimated 70% of China's natural resource of Acanthopanax (also known as Siberian Ginseng) that grows in Heilongjiang province but does not grow in abundance anywhere else in China. Siberian Ginseng has become one of the most popular natural medicinal products in the world due to its well known ability to help people enhance overall health, improve memory, relieve stress, combat fatigue, restore energy, and increase endurance.

    Renhuang distributes its products through a sales network of over 2000 sales agents organized under 70 sales centers across 24 districts that cover over 50% of the greater China. Beginning in 2007, the Company has started to sell some of its products under its own brand in Russia and expects that this new market will generate substantial revenue growth.

    The Company has established a multi-channel research and development infrastructure composed of in-house researchers, a post-doctoral working center, and collaboration with well known institutions and scientists. A state of the art research center is currently supporting the development of numerous product innovations including food antiseptic, immune system and diagnostic products. Several of these products have already been submitted for approval by State Food and Drug Administration ("SFDA"). These products are 60% more reliable than those currently on the market and are expected to have a substantial upside growth potential due to their insufficient supply in China. The Company has received numerous grants from the central and local governments, attesting to the high quality of its operations and its demonstrated ability to lead in innovation and technology. RHGP-G

    Safe Harbor Statement

    This press release contains certain statements that may include 'forward-looking statements' as defined in the Securities Act of 1933, and the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are 'forward-looking statements.' Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

    The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

    CONTACT: Christensen
             Christy Shue, 917-576-2209
             cshue@ChristensenIR.com
             or
             In China:
             Renhuang Pharmaceuticals Inc
             Gina Gao, 0086-451-57620378
             Fax: 0086-451-57606414
             gs@renhuang.com